Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-218929 and No. 333-229415) of Broadway Financial Corporation (the “Company”), of our report dated March 31, 2025, except for Note 2, as to which the date is December 23, 2025, which appears in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2024.

/s/ Baker Tilly US, LLP

Spokane, Washington
December 23, 2025